EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Players International, Inc. and subsidiaries (and to all references to our Firm) included in or made a part of this registration statement on Form S-4.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
September 14, 1995